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                                                                   Exhibit 10.17

                        KEY EMPLOYEE EMPLOYMENT AGREEMENT

                  THIS KEY EMPLOYEE EMPLOYMENT AGREEMENT ("Agreement") executed as of the 8th Day of November, 2000, by and between ADVANCED SWITCHING COMMUNICATIONS, INC., a Delaware corporation ("Employer") and Robert W. Stewart ("Employee"), an individual resident of 12604 Exchange Court North, Potomac, MD 20854.

                              W I T N E S S E T H:

                  WHEREAS, the Employee is the Chief Communications Officer and Employer and Employee shall each benefit in a significant way if the Employer retains or continues to retain the services of Employee for the future and accordingly the parties hereto have determined it to be in their mutual best interest to enter into this Employment Agreement; and

                  NOW, THEREFORE, in consideration of the covenants and conditions hereinafter stated, and intending to be legally bound, the parties hereto agree as follows:

                           1.       EMPLOYMENT: Employer hereby employs Employee
and Employee hereby accepts employment upon the terms and conditions set forth herein.

                           2.       TERM: Subject to the provisions for
termination as hereinafter provided, the term of this Agreement shall begin on the date set forth above and shall continue for a period of three (3) years unless sooner terminated as herein provided.

                           3.       COMPENSATION:

                           a.       BASE SALARY: For services rendered by
Employee under this Agreement, the Employer shall pay to the Employee base salary at the rate of $250,000 per year, payable in semi monthly installments or more frequently according to the policies of the Employer. Said salary is subject to annual adjustments as approved by the Board of Directors of Employer, or the Chief Executive Officer of Employer.

                           b.       BONUSES: Employee shall receive such bonuses
as may be determined by the Board of Directors of Employer or the Chief Executive Officer of Employer. A $50,000 bonus is payable in February 2001. A target bonus of 50% of salary for 2001 is payable in December 2001 based on mutually agreed goals and objectives.

                           c.       STOCK OPTIONS: A stock option grant of
150,000 shares of ASC's common stock. The vesting period for the options is 30,000 shares upon grant date and the remaining 120,000 over 4



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years (25% on the 1 year anniversary of the grant and 2.083% on the 13th - 48th month). All stock options are subject to grant by ASC's board of directors. Should your employment terminate (either voluntarily or involuntarily for cause) prior to your one-year service anniversary date, you agree that with respect to any vested options, if they are unexercised they will immediately terminate and if exercised you will sell them back to the company at the exercise price. In case of change of control, all options will fully vest.

                           d.       EXPENSES: In addition to base salary and
bonuses, Employer shall reimburse Employee for all necessary business expenses incurred by him in the performance of his duties, including, without limitation, expenses for travel, meals, entertainment and other miscellaneous business expenses. Employee shall submit to Employer written itemized expense accountings and such additional substantiation and justification as Employer may reasonably request.

                           e.       LOAN: The company will provide you with a
loan (to be evidenced by a promissory note) in the amount of $100,000.00 with a 10 year term. The loan will be secured by any options issued to you by the company. The loan will accrue interest at a rate equal to the federal funds rate of interest on the date the loan is made; interest will compound annually. The loan including all accrued interest will be payable at maturity or sooner from the proceeds of any sale of the company's securities including the common stock underlying any options granted to you by the company as a result of the employment or otherwise. Should you continue to be employed after 10 years and the value of your options be less than the loan amount due at the end of the 10 year term, ASC will forgive the loan.

                           f.       OTHER EMPLOYEE BENEFITS. Employee shall be
provided with such other benefits as are outlined in the Letter of Intent or are made available to other Employees of the Employer, including but not limited to, medical and permanent disability insurance.

                           4.       DUTIES; EXTENT OF SERVICES: Employee is
engaged for the purpose of (i) performing services as a Chief Communications Officer, and shall train the Employer's other employees (as applicable). Employee shall have such other duties as shall be assigned by the board of directors or Chief Executive Officer of Employer. Employee shall devote full time and attention, and best efforts, to the performance of the duties described hereunder. Key Employee acknowledges that the discharge of the duties of Employee may require Employee to work, from time to time, at reasonable hours on weekends or evenings



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and accordingly Employee agrees not to undertake any part time work responsibilities without the prior written approval of Employer and Employee agrees that this is a reasonable restriction.

                           5.       WORKING FACILITIES: The Employee shall be
furnished with appropriate working facilities and tools necessary for the proper performance of his duties.

                           6.       SPECIAL COVENANTS REGARDING WORK PRODUCT AND
INTELLECTUAL PROPERTY.

                  a. In consideration of the salary or wages received by Employee and as a condition upon, and part of the consideration for, the employment or continued employment of Employee, but without limitation upon Employer's right to terminate the Employee's employment, Employee hereby assigns and transfers to Employer, and agrees that Employer shall be the owner of all inventions, discoveries, drawings, computer software, algorithms, improvements and devices heretofore or hereafter conceived, including intellectual property rights such as patents and copyrights (hereinafter referred to as "work product") developed or made by Employee, either alone or with others, in whole or in part during Employee's employment by Employer, which are useful in, or directly or indirectly related to Employer's business or which relate to, or are conceived, developed or made in the course of, Employee's employment or which are developed or made from, or by reason of knowledge gained from, such employment. Employer shall have the right to use work product as described hereinabove, whether original or derivative, in any manner whatsoever, and Employee acknowledges that all work product described hereinabove shall be considered as "work made for hire" belonging to the Employer.

                  b. Employee hereby agrees to disclose promptly and in writing to any officers or representatives designated by Employer all work product heretofore or hereafter conceived or made by Employee alone or with others during Employee's employment to which Employer is entitled as above provided and agrees not to disclose such work product except as required by his employment, without the express consent of the Employer. Employee further agrees that during his employment by Employer and at any time thereafter, he will, upon the request of Employer, execute proper assignments to Employer of any and all such work product to which Employer is entitled as above provided, and will execute all papers and perform all other lawful acts which Employer may deem necessary or advisable for the preparation, prosecution, procurement and maintenance of trademark, copyright and/or patent applications and trademarks, copyrights and/or patents of the United States of America and foreign countries for such work


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product to which Employer is entitled as above provided, and will execute any and all proper documents as shall be required or necessary to vest title in Employer to such work product and all trademark, copyright, and patent applications and trademarks, copyrights and patents pertaining thereto. It is understood that all expenses in connection with such trademarks, copyrights, and patents and all applications related thereto shall be borne by Employer, but Employer shall be under no obligation to protect by trademark, copyright, patent, or otherwise any such work product except at its own discretion and to such extent as Employer shall deem desirable. Employee shall not be entitled to any additional compensation, other than his regular salary or wages and his participation in an employee benefit plan, if any, of the Employer, for any services rendered by Employee as herein provided during the term of his employment. Employee shall be entitled to reimbursement for reasonable expenses incurred in connection with employment hereunder, provided, however, that such expenses are properly documented and approved.

                  c. Notwithstanding the foregoing, the provisions of this agreement do not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Employer was used and which was developed entirely on the Employee's own time, unless (a) the invention is useful in, or directly or indirectly related to (i) Employer's business or relates to, or is conceived, developed or made in the course of, Employee's employment or is developed or made from, or by reason of knowledge gained from, such employment, or (ii) to the Employer's actual or demonstrably anticipated research or development, or (b) the invention or rendering results from any work performed by the Employee for the Employer.

                           7.       RESTRICTIVE COVENANTS/PROTECTION OF
PROPRIETARY INFORMATION:

                  a. The parties hereto recognize that Employee's knowledge and skill are a material factor in inducing the Employer to enter into this Agreement. Further, in the course of his employment, and because of the nature of his responsibilities, Employee will acquire valuable and confidential information and trade secrets with regard to the Employer's business operation, including, but not limited to, Employer's existing and contemplated services and products, documentation, technical data, business and financial methods and practices, plans, pricing, lists of Employer's customers and prospective customers, methods of obtaining customers, financial and operational data of Employer's present and prospective customers, and the particular business requirements of the Employer's present and prospective customers. In addition, Employee may develop on behalf of the Employer, a personal acquaintance with some of the Employer's customers and prospective customers. As a consequence, Employee will occupy a




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position of trust and confidence with respect to the Employer's affairs and its services. In view of the foregoing, and in consideration of the remuneration paid and to be paid to the Employee, Employee agrees that it is reasonable and necessary for the protection of the good will and business of the Employer that the Employee make the covenants contained in subparagraphs b., c., and d. below regarding the conduct of Employee during and after his employment relationship with the Employer, and that the Employer will suffer irreparable injury if Employee engages in conduct prohibited thereby.

                  b. Employee covenants and agrees that for a period of twenty four (24) months from the termination of his employment for any reason whatsoever, or the from the expiration of the term, (the "Non-Compete Period"), he will not directly or indirectly, as principal, agent, owner, joint venturer, investor, employee, or consultant, develop software or related hardware, or assist others to develop software or related hardware, which is in competition with the Employer, with functionality similar to the functionality of any software product(s) developed or under development by Employer, anywhere in the world (the "Non-Compete Zone"). "Develop software products or related hardware" shall mean design, create, general or detailed functional or technical specifications for, create or write code for, enhance, debug or otherwise modify code for, or otherwise participate in the creation or modification of software product(s) or hardware related thereto. Employee agrees that the Employer is engaged in the development of certain internet technology which is capable of application on a worldwide basis and, accordingly, the above restriction is reasonable and will not prohibit Employee from obtaining employment at the date of termination of this Agreement.

                  c. Employee further covenants and agrees that during the Non-Compete Period, he shall not, directly or indirectly, (i) induce or attempt to induce, or aid others in inducing, an employee of Employer or its affiliates to leave the employ of Employer or its affiliates, or in any way interfere with the relationship between Employer or its affiliates and an employee thereof, or
(ii) in any way interfere with the relationship between Employer or its affiliates and any customer, supplier, licensee or other business relation of Employer or its affiliates.

                  d. Employee agrees that any and all of the Employer's confidential and proprietary information, which includes the matters contained above, including all intellectual property rights therein, shall be and shall remain the sole and exclusive property of the Employer. While in the employ of the Employer, or at any time thereafter, Employee will not, without the express written consent of the Employer, directly or indirectly,



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communicate or divulge to or use for the benefit of himself or any other person, firm, association or corporation, any of the Employer's trade secrets or confidential information, including, by way of illustration, the matters contained in subparagraph a. above, or which were communicated to or otherwise learned of or acquired by Employee in the course of his employment with the Employer, except that Employee may disclose such matters to the extent that disclosure is required, (i) in the course of his employment with Employer or
(ii) by a court or governmental agency of competent jurisdiction without proof of specific damages. Employee will not use such trade secrets or confidential information in any way or in any capacity other than as an employee of the Employer and to further the interest of the Employer.

                  8. VACATION: Employee shall be entitled to receive such paid vacation during each year of this Agreement, while employed full time as the Employer shall approve from time to time. Vacation shall be taken at such time or times as will not unreasonably hinder or interfere with Employee's representation of the Employer's customers or the business or operations of Employer.

                  9. DISABILITY: Employee's disability and/or sick leave shall be covered by the usual and customary policies and procedures of the Employer.

                  10.      TERMINATION:

                  a. WITH CAUSE: Employer may, at any time, terminate this Agreement with cause, with no further obligations to Employee. With cause shall consist of:

         i. The Employee's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude, or fraud or other act or acts of dishonesty on the Employee's part;

         ii. The failure after reasonable notice and reasonable cure period of Employee to perform his duties to the Employer or the failure of Employee to comply with the reasonable directions of the board of directors or Chief Executive Officer of Employer;

     iii. The determination of the Board of directors in the exercise of its reasonable judgement that the Employee has intentionally committed an act that negatively affects the Employer's business or reputation or intentionally or not indicates alcohol or drug abuse by Employee that adversely affects his performance hereunder;



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     iv.          Direct or indirect competition with the Employer; and/or

      v. A material breach after reasonable notice and reasonable cure period by Employee of the terms of this Agreement or that certain Key Employee Stock Purchase Agreement between Employer and Employee.

         If the Employee's Employment is terminated with cause, Employee shall be entitled to receive accrued Base Salary.

                  b. WITHOUT CAUSE: Without cause, the Employee may terminate this Agreement upon two (2) weeks written notice to the Employer. In such event, Employee shall continue to render his services up to the date of termination. Without cause, the Employer may terminate this agreement at any time with two (2) weeks written notice to Employee by paying one year's salary. Termination without cause by Employee shall mean the voluntary termination of the Agreement by Employee. In such event, Employee, if requested by the Employer, shall continue to render his services and shall be paid his regular compensation, including any declared but unpaid bonuses, up to the date of termination.

                  c. CONSTRUCTIVE DISMISSAL: If one of the following events occur during Employee's employment, then Employee may resign his ASC employment as being constructively dismissed and receive payment of one year's salary.

                           1. If Employee is demoted from the position of Chief Communication Officer (which title may be changed) without his consent.

                           2. If Employee's duties are materially reduced or the level of his job responsibilities is materially reduced without his consent.

                           3.       If Employee's base salary is reduced.

                  11. WARRANTIES OF EMPLOYEE: As a material consideration in the employment of Employee, Employee hereby confirms representations previously made to Employer that he or she is free to enter into this employment arrangement with Employer and hereby warrants that the obligations contained herein do not conflict with any other agreement with any previous employer or independent contracting party.



                  12.      REMEDIES:

                  (a) In the event of a breach or threatened breach of this Agreement by Employee, Employer shall be entitled, in


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addition to all other remedies otherwise available to Employer, to an injunction, enjoining and restraining such breach or threatened or intended breach, and the Employee hereby consents to the issuance thereof forthwith in any court of competent jurisdiction without proof of specific damages.

                  (b) In the event that either party shall enforce any part of this Agreement through legal proceedings and the other shall have been in default hereof, such defaulting party agrees to pay to nondefaulting party any costs and attorneys' fees reasonably incurred in connection therewith.

                  13. CUMULATIVE RIGHTS: All of the rights and remedies of the parties hereto shall be cumulative with, and in addition to, any other rights, remedies or causes of action allowed by law and shall not exclude any other rights or remedies available to either of the parties hereto.


                  14. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, to his residence in the case of the Employee, or to the principal office in the case of the Employer.

                  15. WAIVER OF BREACH: The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

                  16. GOVERNING LAW AND VENUE: The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the Commonwealth of Virginia, and the venue for disputes related thereto will be the United States District Court for the Eastern District of Virginia or the Circuit Court of Fairfax County.

                  17. SEVERABILITY: In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and shall continue in full force and effect.

                  18. ASSIGNMENT: The rights and obligations of the Employee under this Agreement are not assignable. The rights and obligations of the Employer under this Agreement inure to the benefit and shall be binding upon the successors and assigns of the Employer.




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                  19.      SURVIVAL OF PROVISIONS: The provisions of this
Agreement set forth in paragraphs 6,7 and 11 hereof, and Employee's representations and warranties contained herein, shall survive termination of employment.

                  20. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties with respect to employment of Employee. It may not be changed orally, but only by agreement in writing, signed by the party against whom enforcement of any such waiver, change, modification, extension or discharge is sought.

                  21. ADVICE OF COUNSEL AND CONSTRUCTION. The parties acknowledge that this Agreement was drafted by counsel to the Employer who represented its interests and not Employee. All parties to this Agreement have been represented by counsel or have had the opportunity to be so represented. Accordingly the rule of construction of contract language against the drafting party is hereby waived by all parties.

         IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.



                                       EMPLOYER:
                                       ADVANCED SWITCHING COMMUNICATIONS, INC.
                                        a Delaware corporation


                                            By:

                                            Name:________________________

                                            Title:_______________________



                                            EMPLOYEE:

                                            By:

                                            Name:_________________________





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